                                                                    Exhibit 10.1

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

ELEVENTH AMENDMENT TO PROGRESS SOFTWARE APPLICATION PARTNER AGREEMENT

This ELEVENTH AMENDMENT to the Progress Software Corporation Application Partner Agreement is effective as of June 1, 2005 between Progress Software Corporation, a Massachusetts corporation with its principal place of business at 14 Oak Park, Bedford, Massachusetts 01730 ("PSC") and RSA Security Inc., a Delaware corporation with its principal place of business at 174 Middlesex Turnpike, Bedford, Massachusetts 01730 ("AP").

PSC and AP entered into a Progress Software Application Partner Agreement effective as of December 5, 1994, as amended by an Addendum and the First through Eleventh Amendments (as so amended, the "Agreement").

PSC and AP agree as follows:

1 Prior Amendments. The parties acknowledge and agree that all prior amendments to the Agreement have been terminated and rendered null and void, other than Sections 1-10 of the Second Amendment between the parties effective November 29, 1995 and Sections 1-5 (but not including the final paragraph of Section 2B, which paragraph shall be null and void) of the Third Amendment between the parties effective November 15, 1996.

2     Definitions.

      a. "Application Module" means any AP application software module described in Exhibit A to this Eleventh Amendment that incorporates or is bundled with any portion of a Selected PSC Product.

      b.    "Customers" means Existing Customers and New Customers.

      c. "Existing Customer" means a third-party end user that (1) has licensed an Application Module from AP; and (2) has a current, valid agreement with AP under which AP is obligated to provide support services for the Application Module.

      d. "New Customer" means a third-party end user that first licenses an Application Module from AP within AP's most recently completed fiscal quarter.

      e. "Selected PSC Product" means the PSC product(s) listed in Exhibit A to this Eleventh Amendment.

3 Annual Fees. AP shall pay PSC a fee per year for each Customer (the "Annual Fee") of $[**], in accordance with the schedules below. The Annual Fee is inclusive of all license fees and royalties and all fees for PSC's support services, product enhancements and upgrades under this Agreement. PSC shall keep the reports described Sections 3a and c below confidential.

      a. Existing Customers. AP shall pay the aggregate Annual Fees, in advance for the upcoming 12-month period, for the Existing Customers that AP has as of May 1 of each year, beginning on May 1, 2005, as follows:

            25% of the aggregate Annual Fees on the fifteenth business day of July
            25% of the aggregate Annual Fees on the fifteenth business day of October
            25% of the aggregate Annual Fees on the fifteenth business day of January

            25% of the aggregate Annual Fees on the fifteenth business day of April

            On the first business day of June of each year during the term hereof, AP shall provide to PSC a report that includes each Existing Customer name, maintenance dates (start date and end date) and total Annual Fees for Existing Customers. AP shall send the reports to the address set forth in Section 3c below.

      b. New Customers. AP shall pay the Annual Fee for each New Customer pro rata as follows:

            For New Customers that become New Customers during the period May 1
            - September 30: 100% of the Annual Fee

            For New Customers that become New Customers during the period October 1 - December 31: 75% of the Annual Fee

            For New Customers that become New Customers during the period January 1 - March 31: 50% of the Annual Fee

            For New Customers that become New Customers during the period April 1 - April 30: 25% of the Annual Fee

      c. Payment and Reporting for New Customers. On the fifteenth business day of January, April, July and October commencing on May 1, 2005, AP shall provide to PSC a report that includes each New Customer name and total Annual Fees for each New Customer for AP's immediately preceding fiscal quarter. AP shall include with its report payment of the Annual Fees listed in such report, as set forth in Section 3b above. AP shall send the reports to:

                  Customer Service, Progress Software Corporation, 14 Oak Park, Bedford, MA 01730; Fax# 781-275-4593, or such other individual as may be designated by PSC with a copy to: Director of Business Operations, Progress Software Corporation, 14 Oak Park, Bedford, MA 01730; Fax # 781-275-4593.

4 Annual Fee Reduction for IMS. If AP incorporates one or more Selected PSC Products into its platform currently known as Identity Management Services, then the Annual Fee shall be as follows:

      Through the second anniversary of this Eleventh Amendment: $[**] per year per Customer

      After the second anniversary through the third anniversary of this Eleventh Amendment: $[**] per year per Customer

      After the third anniversary through the fourth anniversary of this Eleventh Amendment: $[**] per year per Customer

      After the fourth anniversary through the fifth anniversary of this Eleventh Amendment: $[**] per year per Customer

5 Term and Renewal. The Agreement shall expire on May 31, 2010 (the "Expiration Date"), unless earlier terminated in accordance with Sections 10.2, 10.3 or 10.4 of the Agreement. At its option, AP may renew the Agreement after the Expiration Date for up to two additional one-year terms (the "Renewal Period") by delivering a written renewal notice to PSC at least 30 days before the Expiration Date. Thereafter, at its option, AP may renew the Agreement after the Expiration Date for additional periods by delivering a written renewal notice to PSC at least 30 days before the Expiration Date or the last day of any Renewal Period, whichever is later, and choosing one of the following two options:

      a. Annual Fee. AP may renew the Agreement for one or more subsequent annual terms by paying an Annual Fee of $[**] per year per Customer if AP incorporates one or more Selected PSC Products into its Identity Management Services platform as per Paragraph 4 above, or by paying an Annual Fee of $[**] per year per Customer if AP has not incorporated the Selected PSC Products into its Identity Management Services platform. Such payments shall be made in accordance with the schedules set forth in Section 3 above. Such renewal shall be applicable only for third party end users who were Customers as of the Expiration Date or the last day of any Renewal Period, whichever is later. No New Customers shall be added to the Agreement during any such renewal term(s).

      b. One-Time Fee. AP may purchase a perpetual license by paying a one-time fee of $[**] per Customer for each Customer that AP has as of the Expiration Date or the last day of any Renewal Period, whichever is later. PSC shall provide maintenance and support services on an annual basis for such Customers as per Section 6 below for an annual fee of $[**] per Customer. AP may renew maintenance and support services for such Customers by providing written notice to PSC at least 30 days before each anniversary of the Expiration Date.

6 Maintenance. PSC shall provide to AP PSC's generally available basic level support and maintenance services, as described in PSC's "Progress Software Policy Guide - Application Partner Edition" current as of the date maintenance is requested, only for Customers for whom AP has paid the Annual Fee. Notwithstanding the foregoing, PSC shall support the following products on the following platforms:

      Progress 8.3D

      Progress V8.3D is only available as a 32Bit product offering, which is supported on operating systems that can natively sustain32Bit and 64Bit binaries.

            -     Authentication Manager Platforms

                  -     Microsoft Windows (Win-Intel x86 32Bit):

                        -     NT 4.0 Server or Workstation

                        -     2000 Server

                        -     2000 Advanced Server

                        -     Server 2003

                  -     Sun Solaris:

                        -     SPARC 8

                        -     SPARC 9

                  -     HP-UX:

                        -     PA-RISC 11.0

                        -     PA-RISC 11i Release 1 (11.11)

                  -     IBM AIX:

                        -     POWER 4.3.3

                        -     POWER 5L v5.1

                        -     POWER 5Lv 5.2

                  -     Linux x86 32Bit:

                        -     Red Hat 7.3

                        -     Red Hat Enterprise Linux 3.0 (AS/ES/WS editions)

                        -     Novell SuSE Enterprise Server 9

            -     Remote Admin

                  -     Microsoft Windows:

                        -     98

                        -     NT 4.0

                        -     2000 Professional

                        -     2000 Server

                        -     2000 Advanced Server

                        -     Server 2003

      Progress 9.1E

         Progress V9.1E is available as a 32Bit or 64Bit product for the following operating systems: IBM AIX 5L, Sun Solaris SPARC andHP-UX PA-RISC

         Progress V9.1E is available as a 32Bit product for the following x86 based operating systems: Microsoft Windows and Linux x86

            -     Authentication Manager Platforms

                  -     Microsoft Windows

                        -     2000 Server

                        -     2000 Advanced Server

                        -     Server 2003

                  -     Sun Solaris:

                        -     SPARC 8

                        -     SPARC 9

                        -     SPARC 10

                  -     HP UX:

                        -     PA-RISC Release 1 (11.11)

                  -     IBM AIX:

                        -     POWER 5L v5.2

                        -     POWER 5L v5.3

                  -     Linux x86 32Bit:

                        -     Red Hat 7.3

                        -     Red Hat Enterprise Linux 3.0 (AS/ES/WS editions)

                        -     Novell SuSE Enterprise Server 9

            -     Remote Admin Platforms

                  -     Microsoft Windows:

                        -     2000 Professional

                        -     2000 Server

                        -     2000 Advanced Server

                        -     XP Professional

                        -     Server 2003

         Certification of future patches of Microsoft, Sun, HP, IBM, Red Hat and SuSE operating systems can not be guaranteed if the underlying operating system or hardware is no longer supported by the vendor.

7 PSDN Licenses. PSC agrees to provide AP, during the term of this Eleventh Amendment, with five PSDN license at no charge so long as AP agrees to the terms and conditions of the applicable PSC PSDN End User Product License Agreement. Additional PSDN licenses shall be available to AP at PSC's list price and terms and conditions at the time the PSDN licenses are purchased.

8 AP's End User License Agreement. AP shall enter into license agreements with its Customers that contain terms and conditions substantially similar to those contained in the end user license agreement attached as Exhibit B to this Eleventh Amendment. However, AP acknowledges that Progress versions 9.0 and above may contain third party technology that requires additional terms in AP's end user license agreement. PSC shall make such additional terms available to AP, and AP shall incorporate substantially similar terms into its end user license agreement for the Application Modules.

9 No Other Modification of Agreement; Conflict. Except as specifically modified by this Eleventh Amendment, the terms and conditions of the Agreement remain in full force and effect. In the event of any conflict between the terms and conditions of this Eleventh Amendment and the Agreement, the terms and conditions of this Eleventh Amendment shall govern.

This Eleventh Amendment has been executed as of the date first set forth above.

RSA Security Inc.                             Progress Software Corporation

By: /s/ John Parsons                          By: /s/ Justin P. Wright
    ----------------                              ------------------------------

Name: John Parsons                            Name: Justin P. Wright

Title: VP Finance                             Title: V.P. W.W. Field Operations

                                    EXHIBIT A

Selected PSC Products: Current and subsequent versions of the following:

Versions 8 and 9 of 4GL and Progress data base
Release 10 of OpenEdge
DB Version 7 of PeerDirect**

** If chosen for the IMS (Identity Management Systems) project, PSC will provide support for Version 7 of PeerDirect only when combined with Release 10 of OpenEdge DB. PSC will not provide support for Version 7 of PeerDirect if combined with earlier releases of OpenEdge DB.

Application Modules:

RSA Authentication Manager
AP's platform currently known as Identity Management Services

                                    EXHIBIT B

                     RSA SECURITY END USER LICENSE AGREEMENT

This is a legal agreement between the end user customer ("YOU") and RSA Security Inc. ("RSA"). This Agreement may be superseded by (a) any written agreement signed by both you and RSA or (b) any written evaluation license included with the RSA Software (defined below). This Agreement is a part of the software being installed, downloaded, copied or otherwise used.

1. DEFINITIONS.

(A) "AUTHORIZED RESELLER" means one or more solution providers, service providers, value-added resellers or other distributors or resellers who market, demonstrate and arrange for licensing of RSA Products.

(B) "DOCUMENTATION" means the manuals, handbooks and other written materials related to the use of the RSA Products, whether in hard copy or soft copy form, that are provided by RSA and that customarily accompany the RSA Products.

(C) "RSA AUTHENTICATOR" means each hardware card and/or token that you purchase from RSA and use to authenticate into certain RSA Software.

(D) "RSA PRODUCTS" mean the RSA Software, Documentation and RSA Authenticators provided to you under this Agreement.

(E) "RSA SOFTWARE" means the software licensed by you under this Agreement, consisting of a series of instructions or statements in machine-readable, object code form only, including without limitation firmware incorporated in RSA Authenticators.

2. LICENSE.

(A) License for RSA Software. RSA hereby grants, and you hereby accept, a perpetual (unless terminated as set forth in Section 6), non-exclusive, non-transferable license to use the RSA Software in accordance with the instructions contained in the Documentation. You may make a reasonable number of copies of (1) the RSA Software for backup, testing, disaster recovery or archival purposes only and (2) the Documentation for your internal use only, so long as you also reproduce on such copies any copyright, trademark or other proprietary markings and notices contained on the RSA Software and Documentation and do not remove any such marks from the original.

(B) Restrictions on License for RSA Software.

   (1) Incorporation of Restrictions in Invoice and Other Documents. Your purchase order, sales quotation or invoice, or user license certificate for the RSA Products may contain limitations with respect to the number of users, servers, asserting and relying parties, functionality options and/or other restrictions. In such a case, such limitations and restrictions are incorporated herein by reference.

   (2) Special Restrictions Applicable Only to Certain Bundled Products. Notwithstanding anything to the contrary in this Agreement, if and only if you are using RSA(R) Certificate Manager (a/k/a RSA Keon(R) Certificate Authority) software bundled with either RSA(R) Access Manager (a/k/a RSA ClearTrust(R)) software or RSA(R) Federated Identity Manager software, then
   (a) you may use RSA Certificate Manager solely for the purpose of further enabling inter-component security in the RSA Access Manager environment or RSA Federated Identity Manager environment, as the case may be, and (b) you may issue and manage up to 50 certificates between the server components within the RSA Access Manager environment or RSA Federated Identity Manager environment, as the case may be, solely to provide authenticated SSL communications among such components. If you wish to use more than 50 certificates or to use the RSA Certificate Manager software for any other purpose, then you shall purchase a separate license therefor.

   (3) Restrictions on Access, Copying and Sublicensing. You shall not cause or permit (a) access (except to your employees, agents and consultants with a "need to know" who are bound in writing by non-disclosure obligations suitable to protect RSA's interests in the RSA Software but no less restrictive than your obligations herein), (b) copying (except as set forth in Section 2(A) above), or (c) sublicensing or other dissemination of the RSA Software, in whole or in part, to any third party without the prior written consent of RSA.

   (4) Third Party and Other Proprietary Software. If the RSA Software contains or is bundled with third party software or other proprietary RSA software, then you may use such third party software or other proprietary RSA software solely (a) for the purpose such software is included with the RSA Software and (b) for use with the particular RSA Software that you have licensed from RSA as set forth in the Documentation. You shall not use any third-party software embedded in or bundled with the RSA Software as a standalone program or in any way independently from the RSA Software.

   (5) No Modification of RSA Software. You shall not modify, enhance, translate, supplement, create derivative works from, reverse engineer, reverse compile or otherwise reduce the RSA Software to human readable form without RSA's prior written consent.

(C) Restriction on Use of RSA Authenticators. You shall use the RSA Authenticators only to authenticate to RSA Software. You shall not use any hardware cards, tokens or other devices not provided by RSA to authenticate to the RSA Software, unless otherwise authorized by RSA in writing.

3. OWNERSHIP AND INTELLECTUAL PROPERTY RIGHTS.

(A) Ownership of RSA Products. RSA or its suppliers are the exclusive owners of the RSA Software and Documentation (including revisions, modifications and enhancements thereto) and any other specifications, documentation, ideas, know-how, techniques, processes, inventions or other intellectual property that RSA or its suppliers may develop, conceive or deliver under this Agreement, including all patents, copyrights and other intellectual property rights thereto.

(B) Ownership of Trademarks. By this Agreement, you acquire no rights of any kind in or to any RSA trademark, service mark, trade name, logo or product designation and shall not make any use of the same for any reason except as expressly authorized by this Agreement or otherwise authorized in writing by RSA. You shall cease to use in any manner such markings or any similar markings upon the expiration or termination of this Agreement.

4. WARRANTY.

(A) RSA Software Warranty. RSA warrants that the RSA Software will operate in material conformance to the Documentation for such RSA Software during the first 90 days after your initial receipt of the RSA Software (the "WARRANTY PERIOD"). RSA does not warrant, however, that the RSA Software or any portion thereof is error-free. If you discover a non-conformity in the RSA Software during the Warranty Period, then you shall submit to RSA or to the Authorized Reseller from which you purchased the RSA Products a written report describing the non-conformity in sufficient detail to permit RSA to reproduce such non-conformity. If RSA successfully reproduces the reported non-conformity and confirms that it is a non-conformity, then RSA shall use reasonable efforts, at its option, to (1) correct the non-conformity, (2) provide a work around or software patch (a "FIX"), or (3) replace the RSA Software. If RSA determines that none of these alternatives is reasonably available, then, upon your request, RSA shall refund any payments that you have made for the affected RSA Software and accept its return. This warranty applies only to the initial delivery of the RSA Software. All Fixes provided by RSA constitute RSA Software hereunder and are governed by the terms hereof. RSA warrants that each Fix will operate in material conformance to the Documentation for the applicable RSA Software during the first 30 days after your initial receipt of such Fix or during the remainder of the initial Warranty Period, whichever is greater. If you purchased the RSA Products from an Authorized Reseller, then you shall direct all warranty and support issues to the Authorized Reseller, unless you have entered into a separate support agreement with RSA.

(B) RSA Authenticator Warranty. RSA warrants that each RSA Authenticator purchased from RSA or an Authorized Reseller will perform in material conformance to RSA's specifications in the Documentation for (1) one year from your date of purchase for smart card RSA Authenticators and USB token RSA Authenticators, or (2) the purchased life of such RSA Authenticator as set forth on the invoice submitted to you by RSA or an Authorized Reseller for all other RSA Authenticators.

(C) Limitations of Warranty. The foregoing warranties do not apply if (1) repair or replacement is required as a result of causes other than normal use, including, without limitation, repair, maintenance or modification of the RSA Products by persons other than RSA-authorized personnel; your accident, fault or negligence; operator error; your failure to incorporate any Fixes that RSA makes available to you; use of the RSA Products other than as set forth in the Documentation; or causes external to the RSA Products such as, but not limited to, failure of electrical power or fire or water damage; or (2) the RSA Products are used with software or equipment other than that for which they were designed as set forth in the Documentation.

(D) WARRANTY DISCLAIMER. OTHER THAN THE EXPRESS WARRANTIES SET FORTH IN THIS
SECTION 4, RSA AND ITS SUPPLIERS DISCLAIM ALL EXPRESS AND IMPLIED WARRANTIES AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. YOUR SOLE REMEDY FOR BREACH OF SUCH EXPRESS LIMITED WARRANTIES IS A CORRECTION, FIX OR REFUND AS SET FORTH IN THIS SECTION 4. You understand that, if you purchased this RSA Software from an Authorized Reseller, then such Authorized Reseller is not RSA's agent and is not authorized to make any representations, conditions, covenants or warranties, statutory or otherwise, on RSA's behalf nor to vary any provision of this Agreement. In addition, you acknowledge that, unless otherwise agreed by such Authorized Reseller in writing or prohibited by law, the limitations in this Section 4(D) and Section 5 below also apply to and benefit such Authorized Reseller. This Section 4 gives you specific legal rights. As some jurisdictions do not allow the exclusion of implied conditions or warranties, statutory or otherwise, the exclusions in this Section 4(D) may not apply to you, and you may also have other rights that vary from jurisdiction to jurisdiction.

5. LIMITATION OF LIABILITY.

RSA'S AND ITS SUPPLIERS' LIABILITY IS LIMITED IN ANY EVENT TO ACTUAL DIRECT DAMAGES TO THE EXTENT CAUSED SOLELY BY THE ACTS OR OMISSIONS OF RSA. RSA'S AND ITS SUPPLIERS' MAXIMUM LIABILITY IS THE AMOUNT PAID FOR THE SPECIFIC PRODUCT OR SERVICE THAT DIRECTLY CAUSED SUCH DAMAGE. IN NO EVENT WILL YOU, RSA OR RSA'S SUPPLIERS BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, LOST BUSINESS PROFITS, OR LOSS, DAMAGE OR DESTRUCTION OF DATA, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), BREACH OF WARRANTY OR OTHERWISE, EVEN IF YOU, RSA OR RSA'S SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF THE SAME. RSA EXPRESSLY DISCLAIMS ANY AND ALL LIABILITY ASSOCIATED WITH ANY THIRD PARTY OPEN SOURCE CODE INCLUDED IN THE RSA PRODUCTS. NO LIMITATION AS TO DAMAGES FOR PERSONAL INJURY IS HEREBY INTENDED. Neither party shall bring any action, whether in contract or tort, including negligence, arising out of or in connection with this Agreement, more than two years after the cause of action has accrued.

6. TERMINATION.

(A) Termination. This Agreement terminates upon the earliest of:

   (1) 30 days after written notice from one party to the other of the defaulting party's material breach of this Agreement, which breach is not cured within such 30-day period;

   (2) by RSA immediately upon written notice to you of a material breach of
   Section 2; and

   (3) immediately upon written notice by either party if the other party (a) becomes insolvent; (b) files a petition, or has a petition filed against it, under any laws relating to insolvency, and the related insolvency proceedings are not dismissed within 60 days after the filing of such petition; (c) enters into any voluntary arrangement for the benefit of its creditors; (d) appoints, or has appointed on its behalf, a receiver, liquidator or trustee of any of such party's property or assets; or (e) ceases to carry on business in the ordinary course.

(B) Effect of Termination. After any termination of this Agreement or your license to use any of the RSA Products, promptly upon RSA's request you shall, at RSA's option, either return to RSA or to an Authorized Reseller, or destroy and certify in writing to RSA that you have destroyed, the original and all copies, in whole or in part, in any form, including partial copies, of the affected RSA Software and Documentation.

(C) Survival. Sections 3, 5, 6(B), 6(C) and 7 survive any termination of this Agreement.

7. GENERAL.

(A) Export Laws. The RSA Software is subject to (1) United States export control laws and regulations that may restrict exports, re-exports and disclosures to foreign persons of cryptographic items, and (2) certain foreign laws that may restrict the export, re-export, import and/or use of such items. Performance of this Agreement is expressly made subject to any export laws, regulations, orders or other restrictions imposed by the United States of America or any other country or governmental entity on the RSA Software or information relating thereto. Notwithstanding any other provision of this Agreement to the contrary, you shall not directly or indirectly import, export or re-export any RSA Software or information pertaining thereto to any country or foreign person to which such import, export or re-export is restricted or prohibited unless you first secure, if applicable, an appropriate export license or other governmental approval. You unconditionally accept full responsibility for compliance with these requirements.

(B) Governing Law. This Agreement and all relationships created hereby will in all respects be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws principles.

(C) Entire Agreement; Modification. This Agreement constitutes the entire understanding between you and RSA with respect to the subject matter hereof, and RSA makes no representations to you except as expressly set forth herein. Terms and conditions set forth in any purchase order or other document provided by you to RSA that differ from, conflict with, or are not included in this Agreement are not part of any agreement between RSA and you unless specifically accepted by RSA in writing. This Agreement shall not be deemed or construed to be modified, amended or waived, in whole or in part, except by written agreement of the parties hereto. The failure of either party, in any one or more instances, to enforce any of the terms of this Agreement shall not be construed as a waiver of future enforcement of that or any other term.

(D) Assignment. You may not assign this Agreement, or any of your rights or obligations hereunder, without the written consent of RSA, which consent shall not be unreasonably withheld.

(E) Severability. If any provision of this Agreement is for any reason held illegal or unenforceable, then such provision shall be deemed separable from the remaining provisions of this Agreement and shall in no way affect or impair the validity or enforceability of the remaining provisions of this Agreement.